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                                                                      Exhibit A3

                            ARTICLES OF INCORPORATION

                                       OF

                            NEO CONSTRUCTION COMPANY

      The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit, under Sections 1701.01 et seg. of the Revised Code of Ohio, do hereby certify:

      FIRST. The name of said corporation shall be NEO CONSTRUCTION COMPANY.

      SECOND. The place in Ohio where its principal office is to be located is 132 East Main Street, Lancaster, Ohio 43130, Fairfield County.

      THIRD. The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

      FOURTH. The number of shares which the corporation is authorized to have outstanding is 750 shares, each of which shall have a No Par Value.

      FIFTH. A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereto to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.


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      SIXTH. Any compensation of any nature, salary, bonus or otherwise, paid to any officer, director or employee of this company which is deemed by the Internal Revenue Service or any other government agency to be other than reasonable compensation shall be repaid to said company by said officer, director or employee, and such sums shall be deemed a debt of such person to the corporation immediately due and payable upon such determination.

      SEVENTH. The amount of stated capital with which the corporation shall begin business is Five Hundred and no/100 Dollars ($500.00).

      IN WITNESS WHEREOF, we have hereunto subscribed our names this 20th day of December, 1991.


                                NEO CONSTRUCTION COMPANY


                                /s/ Thomas G. Booth
                                --------------------------------------------
                                THOMAS G. BOOTH



                                /s/ Bryan K. Robinson
                                --------------------------------------------
                                BRYAN K. ROBINSON



                                /s/ Judith H. Woods
                                --------------------------------------------
                                JUDITH H. WOODS



                                                                   INCORPORATORS

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